UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

Hut 8 Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41864	92-2056803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 Brickell Avenue, Suite 1500, Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (305) 224 6427

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HUT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

“At-the-Market” Equity Offering Program

As previously disclosed, on December 4, 2024, Hut 8 Corp., a Delaware corporation (the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement, dated as of December 4, 2024 (the “Sales Agreement”) with each of Cantor Fitzgerald & Co., Keefe, Bruyette & Woods, Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Craig-Hallum Capital Group LLC, Maxim Group LLC, Needham & Company, LLC, Roth Capital Partners, LLC (the “U.S. Agents”) and Cantor Fitzgerald Canada Corporation, Stifel Nicolaus Canada Inc. and Canaccord Genuity Corp. (the “Canadian Agents”, and together with the U.S. Agents, the “Agents”), pursuant to which the Company may, from time to time at its option to or through any of the U.S. Agents, acting as agent and/or principal, offer and sell an indeterminate number of shares of its common stock, par value $0.01 per share (the “Common Stock”).

On August 22, 2025, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) relating to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-283579), filed with the SEC on December 4, 2024 (the “Registration Statement”), under which the Company may offer and sell Common Stock having an aggregate offering price of up to $1,000,000,000 (the “Shares”) to or through the Agents pursuant to the Sales Agreement (the “Offering”). On December 4, 2024, we filed a prospectus supplement (the “2024 Prospectus Supplement”) with the SEC related to the Registration Statement to register shares of Common Stock having an aggregate offering price of up to $500,000,000 (the “Prior Offering”). As of August 22, 2025, shares of Common Stock having an aggregate offering price of $299,410,286.68 have been sold under the 2024 Prospectus Supplement. In connection with the Offering, the Prior Offering pursuant to the 2024 Prospectus Supplement is terminated as of August 22, 2025 and no additional shares of Common Stock will be offered or sold under the Sales Agreement pursuant to the 2024 Prospectus Supplement.

Sales of the Shares under the Sales Agreement may be made by any method that is deemed to be an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, or by any other method permitted by law. The Company may in the future make sales of the Shares under the Sales Agreement in Canada to or through the Canadian Agents, subject to certain terms and conditions set forth therein including the filing of a prospectus in each of the provinces and territories of Canada qualifying the Shares in “at-the-market” offerings under Canadian securities laws. Each Agent will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices. The compensation payable to the Agents for sales of Shares pursuant to the Sales Agreement will be up to 3.0% of the gross proceeds for any Shares sold to or through them. The Sales Agreement may be terminated by the Company or the Agents in accordance with the terms therein.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which was previously filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 4, 2024, and incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the Shares.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUT 8 CORP.

Date: August 22, 2025
	By:	/s/ Victor Semah
Name: Victor Semah
Title: Chief Legal Officer and Secretary